Exhibit 99.2
The Express Scripts-Medco Merger: A Partnership Driven by a Competitive Market
Today’s vigorously competitive PBM market includes more than 40 PBMs, all working hard to meet or beat our value proposition for public and private payors.1 New entrants and new combinations will only increase competition.
Intense competition will remain among PBMs serving large accounts:
✓	7 PBMs each process more than 150 million prescriptions annually

✓	12 PBMs serve more than 5 million members each[2]

✓	9 Fortune 500 companies operate PBMs for their employees

✓	At least 10 PBMs serve Fortune 50 companies[3]

✓	At least 5 PBMs serve at least two Blue Cross plans[4]

✓	At least 9 PBMs serve large state accounts

✓	CVS Caremark’s net-new sales were valued at $8.9 billion in 1st Q 2011[5] alone

✓	UnitedHealthcare’s OptumRx business is competing with other PBMs to serve both UnitedHealthcare clients and other large accounts; bringing its PBM business in-house will increase its size by 67%, making United Healthcare one of the nation’s largest PBMs.[6]

✓	Competitive combinations continue to emerge throughout the market, as in August 2011 SXC Health Solutions agreed to acquire PBM PTRx and mail-order pharmacy provider SaveDirectRx in a deal potentially valued at $81.5 million[7]
Competition will remain intense among mail order PBMs:
✓	More than 28 companies in the U.S. operate mail order pharmacies

✓	At least 9 other companies operate two or more mail order pharmacies

✓	Retail pharmacies compete directly with mail order pharmacies

✓	70% of all maintenance prescriptions (90-day supply) are dispensed at retail pharmacies[8]

✓	The creation of 90-day prescription programs at retail pharmacies (e.g., CVS Caremark, Walgreens) has only intensified that competition
o	A recent CVS Caremark study shows increased use of retail pharmacies for 90-day supplies of branded and generic drugs (as percentage of total retail prescriptions)[9]

Intense competition will remain in specialty pharmacy:
✓	5 companies with more than $1 billion in annual revenues provide specialty pharmacy medications

✓	Manufacturers of specialty medications have the ability to distribute their medicines through any specialty pharmacy they choose

[1]	Pharmacy Benefit Management Institute, LP, http://www.pbmi.com/pbmdir.asp

[2]	FTC, August 2005

[3]	Morgan Stanley, July 28, 2011

[4]	Drug Channels, July 27, 2011

[5]	CVS Caremark, Investor Presentation at Jefferies 2011 Global Consumer Conference, June 2011

[6]	Bloomberg Businessweek, June 2011

[7]	Dow Jones Newswires, SXC Health To Acquire Pharmacy-Benefits Manager In $81.5M Deal, August 3, 2011

[8]	NACDS Chain Pharmacy Industry Profile 2010-2011

[9]	Source: Recent Trends in the Dispensing of 90-Day-Supply Prescriptions at Retail Pharmacies: Implications for Improved Convenience and Access, American Health & Drug Benefits, March/April 2011, available at: http://www.ahdbonline.com/sites/default/files/AHDB_95-100.pdf

Independent and community pharmacies will continue as strong competitors:
✓	Between 2009 and 2010, the number of independent community pharmacies grew by almost 400, to just more than 23,000, representing a $93 billion industry

✓	The average independent pharmacy increased sales by 3.7% in 2009, from $3.88 million to $4.03 million[10]

✓	Pharmacy profits have doubled since 1999, with average profits per pharmacy of almost $1 million[11]

✓	The average pharmacy owner earned approximately $274,000 in income in 2009.[12]

✓	The Express Scripts-Medco combination will continue to look for additional opportunities to work with independent and community pharmacies to identify and close gaps in care[13]
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:
STANDARD OPERATING FACTORS
▪	Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

▪	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

▪	Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

▪	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

▪	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

▪	A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

▪	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

▪	Changes in industry pricing benchmarks;

▪	Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

▪	Our failure to execute on, or other issues arising under, certain key client contracts;

[10]	National Community Pharmacists Association, 2010 NCPA Digest, October 2010

[11]	Drug Channels, “Owning a Pharmacy: Still Pretty Profitable”, January 25, 2011 (Analysis of 2010 NCPA Digest Data)

[12]	Ibid.

[13]	Medco Health Solutions Illinois Pilot Project

▪	The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;
TRANSACTION-RELATED FACTORS
▪	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the transaction with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

▪	The ability to obtain governmental approvals of the transaction with Medco;

▪	Uncertainty as to the actual value of total consideration to be paid in the transaction with Medco;

▪	Failure to realize the anticipated benefits of the transaction, including as a result of a delay in completing the transaction or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

▪	Uncertainty as to the long-term value of Express Scripts Holding Company (currently known as Aristotle Holding, Inc.) common shares;

▪	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

▪	The expected amount and timing of cost savings and operating synergies; and

▪	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the transaction.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company. In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Aristotle Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:
Mackenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION
Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company will file with the SEC when it becomes available.